UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

Power3 Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.03    Other Events.

On August 22, 2007, Power3 Medical Products, Inc. (“Power3” or the “Company”) entered into a Settlement Agreement and Release (the “Agreement”), with DKR SoundShore Oasis Holding Fund Ltd. (“DKR”). Pursuant to the terms of the Agreement, Power3 agreed to issue to DKR, Five Hundred Eighty Eight Thousand Two Hundred Thirty Five (588,235) shares of the Company’s common stock, in full satisfaction of all obligations arising out of a $50,000 principal amount convertible debenture including all related documentation thereto issued to DKR on October 28, 2004. Power3 also agreed to reduce the exercise price on the warrants held by DKR to $0.19 and DKR agreed to void all provisions relating to the cashless exercise of the warrants. As a result of the execution of the Settlement Agreement, each of the parties is released by the other from all known and unknown claims.

Item 9.01    Financial Statements and Exhibits

( c )  Exhibits

Exhibit Number	Description

Exhibit 10.1	Settlement Agreement and Release between Power3 Medical Products, Inc. and DKR SoundShore Oasis Holding Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Steven B. Rash
Steven B. Rash
Chairman and CEO

Date: August 27, 2007